As filed with the Securities and Exchange Commission on March 15, 2006.
                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                  --------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                  --------------------------------------------

                         FRONTIER FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          Washington                                         91-1223535
------------------------------- ---------------- -------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

                            332 S.W. Everett Mall Way
                                  P.O. Box 2215
                            Everett, Washington 98203
          (Address of principal executive offices, including zip code)

                  --------------------------------------------

                    NorthStar Bank Employee Stock Option Plan
                 NorthStar Bank 1994 Employee Stock Option Plan
             NorthStar Bank Director Nonqualified Stock Option Plan
                           (Full titles of the plans)

                  --------------------------------------------

                                 John J. Dickson
                      President and Chief Executive Officer
                            332 S.W. Everett Mall Way
                                  P.O. Box 2215
                            Everett, Washington 98203
                                 (425) 514-0700
            (Name, address and telephone number of agent for service)

                  --------------------------------------------
                                 With copies to:
                                Thomas A. Sterken
                             Keller Rohrback L.L.P.
                          1201 Third Avenue, Suite 3200
                         Seattle, Washington 98101-3052
                                 (206) 623-1900
                      (Name, address and telephone number)

                  --------------------------------------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
Title of Securities to be       Amount to be          Proposed Maximum             Proposed Maximum                Amount of
      Registered                 Registered      Offering Price Per Share(2)   Aggregate Offering Price(2)     Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value       204,421(1)                 N/A                          N/A                           N/A
==================================================================================================================================

(1) Shares of registrant's common stock issuable upon exercise of options outstanding under the Plans, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding common stock, as provided in Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act").

(2) The registrant previously paid $1,752.24 with the original filing on December 2, 2005 to register 1,662,242 shares of Frontier Financial Corporation, including 147,952 shares which may be issued pursuant to the NorthStar Bank Employee Stock Option Plan and the NorthStar Bank 1994 Employee Stock Option Plan, and 56,447 shares which may be issued pursuant to the NorthStar Bank Director Nonqualified Stock Option Plan.

This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                EXPLANATORY NOTE


        The undersigned registrant hereby files this Registration Statement on Form S-8 to register 204,421 shares of Frontier Financial Corporation (hereinafter the "Company," the "Registrant" or "Frontier") Common Stock, no par value, previously registered on Form S-4 (File No. 333-130092) incorporated by reference herein, for issuance pursuant to options granted under the NorthStar Bank Employee Stock Option Plan, the NorthStar Bank 1994 Employee Stock Option Plan and the NorthStar Bank Director Nonqualified Stock Option Plan, pursuant to the terms and conditions of the Agreement and Plan of Mergers between Frontier Financial Corporation and Frontier and NorthStar Financial Corporation and NorthStar Bank dated as of September 12, 2005. The merger was consummated January 31, 2006.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

        The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants in the NorthStar Bank Employee Stock Option Plan, the NorthStar Bank 1994 Employee Stock Option Plan and the NorthStar Bank Director Nonqualified Stock Option Plan, as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such document(s) are not being filed with the Securities and Exchange Commission ("Commission"), either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Frontier Financial Corporation ("Frontier") shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, Frontier shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. Incorporation of Documents by Reference

        The  following   documents  are  incorporated  by  reference  into  this
registration statement:

        (a) Registrant's annual report on Form 10-K for the fiscal year ended December 31, 2005;

        (b) Registrant's current reports on Form 8-K filed on February 2, 2006 and January 24, 2006; and

        (c) The description of registrant's common shares which is contained in the registrant statement on Form 8-A of the registrant filed on March 31, 1987, pursuant to the Exchange Act.

        All documents subsequently filed by Frontier Financial Corporation ("Frontier") pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        Not applicable.

Item 6. Indemnification of Directors and Officers

        The Washington Business Corporation Act ("WBCA") sets forth certain mandatory and permissive provisions which a Washington corporation may utilize in indemnifying and/or advancing expenses to its directors, officers, employees and agents. The WBCA also authorizes a corporation to adopt its own provisions governing indemnification and advancement of expenses. Such provisions must be contained in the corporation's articles of incorporation, a bylaw adopted or ratified by shareholders, or a resolution adopted or ratified by shareholders. In no case, however, may such provisions authorize indemnification or advancement of expenses to any director, officer, employee or agent for (a) acts or omissions finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct finally adjudged to be in violation of Section 23B.08.310 of the WBCA (regarding unlawful distributions), and (c) conduct from which the person received a benefit in money, property or services to which he or she was adjudged to be not legally entitled.

        Pursuant to Frontier's articles of incorporation, Frontier will, to the fullest extent permitted by the WBCA, indemnify the officers, directors, agents and employees of Frontier with respect to expenses, settlements, judgments and fines in suits in which such person was made a party by reason of the fact that he or she is or was an agent of Frontier. No such indemnification may be given if the acts or omissions of the person are adjudged to be in violation of law, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. Frontier's bylaws also require indemnification of its directors, officers, employees and agents with respect to expenses, settlements, judgments and fines in legal proceedings in which such person was made a party by reason of the fact that he or she is or was an agent of Frontier, if a majority of the disinterested directors or shareholders of Frontier or special legal counsel selected by them determine that such person acted in good faith, had no reasonable cause to believe his conduct unlawful, and was not adjudged liable to the corporation or to have received an improper personal benefit.

        In addition, Frontier's articles of incorporation provide that the directors of Frontier shall not be personally liable for monetary damages to Frontier for certain breaches of their fiduciary duty as directors, except for liabilities that involve intentional misconduct by the director, a knowing violation of law by the director, the authorization of illegal distributions or receipt of an improper personal benefit from their actions as directors. This provision might, in certain instances, discourage or deter shareholders or management from bringing a lawsuit against directors for a breach of their duties even though such an action, if successful, might have benefited Frontier. In addition to the indemnification provisions set forth in Frontier's articles, Frontier has entered into separate indemnity agreements with the directors of Frontier and its subsidiaries which provide for the indemnification of such directors by Frontier to the fullest extent allowed by the WBCA. The indemnity agreements indemnify each director and hold such director harmless against any loss arising from a claim or action relating to his or her services as a director. The indemnity agreements further provide that Frontier will advance sufficient funds as may be necessary to investigate or defend claims against a director, and to reimburse funds that may be incurred by the director, with the proviso that the director will reimburse Frontier for any expenses paid to such director in the event it is later determined that the payment of such sums was not allowable under Washington law.

Item 7. Exemption from Registration Claimed

        Not applicable.

Item 8. Exhibits

        The following documents are filed as part of this registration statement or incorporated by reference herein:

        Exhibit
        Number     Description of Document
        -------    -----------------------
          3.1      Articles of  incorporation  of  registrant  are  incorporated
                   herein   by   reference  to   appendix   A  to   registrant's
                   definitive   proxy   statement   on  Schedule  14A  filed  on
                   March 20, 1998 (File No. 000-15540).

          3.2      Bylaws of  registrant are incorporated herein by reference to exhibit 3(ii) to Form 10-Q filed on October 29, 2003.

          5.1 Opinion of Keller Rohrback L.L.P., regarding legality of the common stock being registered.

          23.1     Consent of Moss Adams LLP.

          23.2     Consent of Keller  Rohrback L.L.P. (included in Exhibit 5.1).

          24.1 Power of Attorney (included on the signature page of this registration statement).

          99.1     NorthStar Bank Employee Stock Option Plan.

          99.2     NorthStar Bank 1994 Employee Stock Option Plan

          99.3     NorthStar Bank Director Nonqualified Stock Option Plan

Item 9. Undertakings

        (a)     Frontier hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by Frontier pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        (b) Frontier hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Frontier's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section
15(d)  of  the  Exchange  Act)  that  is   incorporated  by  reference  in  this
registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Frontier pursuant to the foregoing provisions or otherwise, Frontier has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Frontier of expenses incurred or paid by a director, officer or controlling person of Frontier in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Frontier will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, Frontier certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Everett, State of Washington, as of the 15th day of March, 2006.

                                       FRONTIER FINANCIAL CORPORATION



                                       By: /s/ John J. Dickson
                                           -------------------------------------
                                           John J. Dickson
                                           President and Chief Executive Officer
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of FRONTIER FINANCIAL CORPORATION does hereby constitute and appoint JOHN J. DICKSON and CAROL E. WHEELER, and each of them, his or her true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, or him or her and in his or her name, place and stead, and in any and all capacities, to sign a registration statement on Form S-8 of Frontier Financial Corporation, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.



/s/ John J. Dickson             Director, President and           March 15, 2006
-----------------------         Chief Executive Officer
John J. Dickson

/s/ Carol E. Wheeler            Chief Financial Officer           March 15, 2006
-----------------------         (Principal Financial and
Carol E. Wheeler                Accounting Officer)

/s/ George E. Barber            Director                          March 15, 2006
-----------------------
George E. Barber

/s/ Lucy DeYoung                Director                          March 15, 2006
-----------------------
Lucy DeYoung

/s/ Michael J. Clementz         Director                          March 15, 2006
-----------------------
Michael J. Clementz

/s/ David M. Cuthill            Director                          March 15, 2006
-----------------------
David M. Cuthill

/s/ Robert J. Dickson           Chairman of the Board             March 15, 2006
-----------------------
Robert J. Dickson

/s/ Patrick M. Fahey            Director                          March 15, 2006
-----------------------
Patrick M. Fahey

/s/ Edward H. Hansen            Director and                      March 15, 2006
-----------------------         Secretary of the Board
Edward H. Hansen

/s/ William H. Lucas            Director                          March 15, 2006
-----------------------
William H. Lucas

/s/ William J. Robinson         Director                          March 15, 2006
-----------------------
William J. Robinson

/s/ James H. Mulligan           Director                          March 15, 2006
-----------------------
James H. Mulligan

/s/ Edward C. Rubatino          Director                          March 15, 2006
-----------------------
Edward C. Rubatino

/s/ Darrell J. Storkson         Director                          March 15, 2006
-----------------------
Darrell J. Storkson

/s/ Mark O. Zenger              Director                          March 15, 2006
-----------------------
Mark O. Zenger

                                INDEX TO EXHIBITS


Exhibit
Number          Description of Document
-------         -----------------------
 3.1            Articles  of   incorporation  of   registrant  are  incorporated
                herein by reference to appendix A to registrant's definitive proxy statement on Schedule 14A filed on March 20, 1998 (File
                No. 000-15540).

 3.2            Bylaws  of  registrant  are  incorporated herein by reference to exhibit 3(ii) to Form 10-Q filed on October 29, 2003.

 5.1 Opinion of Keller Rohrback L.L.P., regarding legality of the common stock being registered.

 23.1           Consent of Moss Adams LLP.

 23.2           Consent of Keller Rohrback L.L.P. (included in Exhibit 5.1).

 24.1 Power of Attorney (included on the signature page of this registration statement).

 99.1           NorthStar Bank Employee Stock Option Plan.

 99.2           NorthStar Bank 1994 Employee Stock Option Plan

 99.3           NorthStar Bank Director Nonqualified Stock Option Plan

 99.4           NorthStar Bank Amendment to 2001 Employee Stock Option Plan